EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivIdentity Corporation

Fremont, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103247 and 333-117317) of ActivIdentity Corporation of our reports dated December 26, 2006, relating to the consolidated financial statements and the effectiveness of ActivIdentity Corporation’s internal control over financial reporting, which appears in this Form 10-K.

BDO Seidman, LLP

San Francisco, CA

December 26, 2006